Exhibit 99.1

Alta Mesa Resources Provides Operational and Financial Update; Receives NASDAQ notice regarding non-compliance with continued listing standards; Alta Mesa Holdings Files Form 10-K
Alta Mesa Resources, Inc. (NASDAQ: AMR, “Alta Mesa” or the “Company”) today provided an operational and financial update for its subsidiaries Alta Mesa Holdings, LP (“Alta Mesa Upstream”) and Kingfisher Midstream, LLC (“Kingfisher Midstream”) and announced that Alta Mesa Upstream has filed its Annual Report on Form 10-K for the year ended December 31, 2018.

Operational Update

Alta Mesa Upstream

First quarter 2019 production is estimated to be 37,800 BOE per day (48% oil, 71% liquids). Alta Mesa Upstream entered the year with six rigs actively working and reduced the rig count to zero by the end of January. A new development program was restarted in March by completing 16 drilled and uncompleted wells (“DUCs”) and operating two drilling rigs. The Company’s objective with the development program is to improve economic returns through a revised well spacing pattern of four or five wells per section, improved lateral placement and lower well costs. Under the reinvigorated development program, Alta Mesa Upstream has drilled 10 wells completing eight patterns (including the DUCs) and through May 17, 2019 had brought 22 new wells onto production. These wells are all tied into Kingfisher Midstream’s system.

The wells drilled and completed in 2019 have been averaging less than $3.0 million per well compared to $4.5 million per well experienced by the end of the previous drilling program. The Company has also made material progress on reducing lease operating expenses on a unit cost basis and lowering recurring general and administrative costs. More detail will be provided when it reports first quarter 2019 financial results.

Kingfisher Midstream

Kingfisher Midstream’s estimated first quarter volumes are summarized below.

System Gas Volumes	137 MMcf per day
Produced Water Volumes	85,000 Bbl per day
Crude Oil Volumes	6,600 Bbl per day

Proved Reserves

On February 25, 2019, Alta Mesa Upstream provided an initial estimate of 158 MMBoe for December 31, 2018 proved reserves. Based on its April 2019 assessment of its ability to continue as a going concern and the uncertainty of funding the related development costs, Alta Mesa Upstream removed a total of 89 MMBoe of proved undeveloped (“PUD”) reserves. As a result, at December 31, 2018, Alta Mesa Upstream had 69 MMBoe of proved developed reserves, comprised of 25 MMBbl of oil, 20 MMBbl of natural gas liquids and 144 Bcf of natural gas. The reserves have a Standardized Measure of Discounted Future Net Cash Flows of $813 million. Should Alta Mesa Upstream’s ability to fund the required development costs improve in the future, Alta Mesa Upstream expects to recognize all or a portion of the removed PUD reserves as proved.

Balance Sheet and Liquidity Update

At May 1, 2019, Alta Mesa Resources had debt with total face value of $1,061 million and $144 million of total liquidity, including $110 million of cash. Alta Mesa Upstream’s total debt was $868 million, comprised of $368 million utilized on its credit facility and $500 million of senior notes. The Company previously disclosed that Alta Mesa Upstream had drawn substantially all remaining capacity under its Credit Facility on April 1, 2019. As of May 1, Alta Mesa Upstream’s liquidity includes $95 million of cash.

Kingfisher Midstream had total borrowings on May 1, 2019 of $193 million within its available credit capacity of $225 million, resulting in liquidity of $47 million comprised of $32 million of available borrowing capacity and $15 million cash on hand. Until the delivery of audited 2018 and unaudited first quarter 2019 financial statements and the related compliance certificates, Kingfisher Midstream is limited to $225 million of borrowing capacity. Once those financials are delivered, the borrowing capacity, subject to continued covenant compliance, will return to $300 million.

The Company continues to make progress in finalizing its Form 10-K as well the first quarter 2019 Forms 10-Q for both Alta Mesa Resources and Alta Mesa Upstream but is unable to estimate the date at which these filings will be completed.

NASDAQ Notice Regarding Non-Compliance with Continued Listing Standards

The NASDAQ Stock Market LLC (“NASDAQ”) notified Alta Mesa Resources on May 14, 2019 that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and because the Company remains delinquent in filing its Annual Report Form 10-K for the year ended December 31, 2018 (the “Initial Delinquent Filing”).

The notification from NASDAQ notes that Alta Mesa Resources is required to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing by June 3, 2019. Upon acceptance of the Company's compliance plan, NASDAQ is permitted to grant an extension of up to 180 calendar days from the due date of the Initial Delinquent Filing, or until September 30, 2019, for the Company to regain compliance with NASDAQ's filing requirements for continued listing. The notice has no immediate effect on the listing of the Company’s Class A Common Stock on the NASDAQ’s exchange.

Alta Mesa Resources is working to complete its annual and quarterly reports and intends to file it within the time frame required to regain compliance with NASDAQ’s listing standards.

Safe Harbor Statement and Disclaimer:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including but not limited to, Alta Mesa Resources’ drilling plans, timing and amount of future production, throughput and produced water volumes, expenses, cost reductions, overhead, the timing of the filing of the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “plan”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa Resources' current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Alta Mesa Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, operating results, environmental risks, weather risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Information concerning these and other factors can be found in Alta Mesa Resources' filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC's web site at http://www.sec.gov. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa Resources’ actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, Alta Mesa Resources disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

Alta Mesa Upstream’s Form 10-K is available for review on the Company’s investor page at http://altamesaresources.irpass.com/ or on the Securities and Exchange Commission website at www.sec.gov.

About Alta Mesa Resources:
Alta Mesa Resources, Inc. is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing and produced water disposal to producers in the STACK play.

FOR MORE INFORMATION CONTACT: Bruce Connery, Al Petrie Advisors, bconnery@altamesa.net, 281-943-1375